UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 2009

KOPPERS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-32737	20-1878963
(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 227-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 12, 2009, Koppers Holdings Inc., a Pennsylvania corporation (the “Company”), issued a press release announcing a tender offer for its outstanding 9 7/8% Senior Discount Notes due 2014. The Company also announced an expected amendment to its existing credit agreement.

In a separate press release, the Company also announced that its subsidiary, Koppers Inc., intends to offer $300 million aggregate principal amount of senior unsecured notes due 2019 in a private offering.

Copies of both press releases are attached to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated November 12, 2009.

99.2	Press Release, dated November 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPPERS HOLDINGS INC.
(Registrant)

	By:	/S/ BRIAN H. MCCURRIE
	Name:	Brian H. McCurrie
Date: November 12, 2009	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release, dated November 12, 2009.	Filed herewith.

99.2	Press Release, dated November 12, 2009.	Filed herewith.